UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2014

VAPORIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55132	45-5215796
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4400 Biscayne Boulevard

Miami, FL 33137

(Address of Principal Executive Office) (Zip Code)

(305) 576-9298

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Effective August 29, 2014, Vaporin, Inc., a Delaware corporation (the “Company”), Vaporin Acquisitions, Inc., a Florida corporation and wholly-owned subsidiary of the Company (the “Merger Sub”), The Vape Store, Inc., a Florida corporation (“Vape Store”), and Steve and Christy Cantrell, holders of all outstanding Vape Store shares, entered into and closed an Agreement and Plan of Merger (the “Agreement”). Pursuant to the Agreement, Vape Store merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly-owned subsidiary of the Company. The closing of the Agreement and the completion of the transactions described therein was previously reported in the Company’s Current Report on Form 8-K (the “Initial 8-K”), filed with the SEC on September 5, 2014.

This Amendment No. 1 on Form 8-K/A amends the Initial 8-K to include the financial information referred to in Item 9.01(a) and (b), below, relating to the Agreement. Pursuant to the instructions to Item 9.01 of Form 8-K, the Company hereby amends Item 9.01 of the Initial 8-K to include previously omitted financial statements and pro forma financial information. The information previously reported in the Initial 8-K is hereby incorporated by reference into this Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Audited financial statements of Vape Store for the year ended December 31, 2013 and the period from May 14, 2012 (inception) to December 31, 2012 are included below.

(b) Pro Forma financial information.

Unaudited combined pro forma statements of operations for the six months ended June 30, 2014 and for the year ended December 31, 2013 are included below.

(c) Not applicable

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Exhibit

99.1	Audited financial statements of Vape Store for the year ended December 31, 2013 and the period from May 14, 2012 (inception) to December 31, 2012.

99.2	Unaudited combined pro forma statements of operations for the six months ended June 30, 2014 and for the year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPORIN, INC.

Date: November 13, 2014	By:	/s/ Scott Frohman
	Name:	Scott Frohman
	Title:	Chief Executive Officer